UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 13, 2005

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-31305	22-3802649

(Commission File Number)	(IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey	08809-4000

(Address of Principal Executive Offices)	(Zip Code)

(908)730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.         Unregistered Sales of Equity Securities.

     On October 13, 2005, Foster Wheeler Ltd. commenced an exchange offer and related consent solicitation for up to $150 million (the “Tender Limit”) of the $261.5 million of outstanding principal amount of its 10.359% Senior Secured Notes due September 15, 2011, Series A (“Senior Notes”). Foster Wheeler will exchange 40.179 of its common shares per each accepted $1,000 of aggregate principal amount of Senior Notes and the corresponding accrued interest. The number of common shares outstanding prior to the proposed exchange is 50,647,387. The exchange offer will expire on November 10, 2005 (the “Expiration Date”). The exchange offer is being conducted pursuant to Section 3(a)(9) of the Securities Act of 1933.

     In connection with the exchange offer, Foster Wheeler has entered into a lock-up agreement with certain holders of Senior Notes holding approximately $133.5 million, or 51.1% (the “Locked-Up Amount”), of the outstanding principal amount of the Senior Notes. Under the terms of such lock-up agreement, the holders have agreed to tender all of their Senior Notes held as of the date of the agreement, as well as any Senior Notes that may be acquired thereafter, in the exchange offer. Should the aggregate principal amount of Senior Notes tendered in the exchange offer exceed the Tender Limit, Foster Wheeler will accept for exchange (i) all notes tendered by holders who have signed the lock-up agreement and (ii) notes tendered by other holders, pro rata up to the tender limit (with appropriate adjustments to avoid exchanges of notes other than in multiples of $1,000 in principal amount) based on the number of notes properly tendered by each non-locked-up holder prior to or on the Expiration Date. Should Senior Notes up to the Tender Limit be exchanged for common shares, Foster Wheeler will issue 6,026,850 common shares in the exchange offer. Should notes up to the Locked-Up Amount be exchanged for common shares, Foster Wheeler will issue approximately 5,363,384 common shares in the exchange offer.

Item 8.01 – Other Events

      On October 10, 2005, Foster Wheeler issued a press release announcing its intention to commence the exchange offer and related consent solicitation. A copy of this press release is attached hereto as Exhibit 99.2.

      On October 13, 2005, Foster Wheeler issued a press release announcing that it had commenced the exchange offer and related consent solicitation. A copy of this press release is attached hereto as Exhibit 99.3.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Form of Lock-Up Agreement

	99.2	Press Release, dated October 10, 2005

	99.3	Press Release, dated October 13, 2005

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

DATE: October 14, 2005	By:	/s/ John T. La Duc

		Name:	John T. La Duc
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Form of Lock-Up Agreement
99.2	Press Release, dated October 10, 2005
99.3	Press Release, dated October 13, 2005